UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2014

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Rule 10b5-1 Plan

On November 28, 2014, Old National Bancorp (the "Company") entered into a Rule 10b5-1 plan (the "Rule 10b5-1 Plan") under which the Company’s designated broker will have the authority to repurchase up to 1.0 million shares of common stock of the Company commencing on November 28, 2014 and expiring January 28, 2015, unless terminated earlier pursuant to the terms of the Rule 10b5-1 Plan. A Rule 10b5-1 plan allows a company to purchase its shares at times when it would not ordinarily be in the market due to the company's trading policies or the possession of material non-public information.

The Rule 10b5-1 Plan has been established in connection with the Company's previously disclosed stock repurchase plan (the "Repurchase Plan"), which was approved by the Company’s Board of Directors on October 23, 2014, and authorizes the repurchase of up to 6.0 million shares of the Company’s common stock, as conditions warrant, through January 31, 2016. As previously disclosed, the Repurchase Plan replaced the Company’s prior plan to repurchase up to 2.0 million shares of the Company’s common stock, approved by the Company’s Board of Directors on January 23, 2014. As of December 3, 2014, 288,125 shares of Company common stock had been repurchased under the Repurchase Plan. The timing and extent of the repurchases under the Rule 10b5-1 plan are subject to Securities and Exchange Commission (the "SEC") regulations as well as certain price, market volume and timing constraints specified in the plan.

Founders Financial Corporation Press Release

On December 3, 2014, Founders Financial Corporation ("Founders") issued a press release announcing that its Board of Directors had declared a cash dividend of $0.36 per share of Founders common stock, payable on December 12, 2014, to Founders shareholders of record as of December 1, 2014. As previously disclosed, the merger of Founders with and into the Company is expected to be completed on January 1, 2015, subject to the satisfaction of customary closing conditions contained in the Merger Agreement, which is described in more detail in the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2014. A copy of the press release issued by Founders is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued by Founders Financial Corporation dated December 3, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

December 3, 2014	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: EVP, Chief Legal Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Founders Financial Corporation dated December 3, 2014.